  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2016, STG Group, Inc. (“STG,” “we” or the “Company”) held its 2016 Annual Meeting of the Stockholders to (a) elect two Class I directors to service on the Board of Directors, until the 2019 annual meeting of the stockholders or until their successors are elected and qualified and (b) ratify the selection by our Audit Committee of BDO USA LLP to serve as our independent registered public accounting firm for fiscal year 2016.

There were 16,107,071 shares of Common Stock issued and outstanding on the record date for the Annual Meeting. At the Annual Meeting there were 15,041,269 shares voted by proxy or in person. The results for each matter were as follows:

•	STG’s stockholders elected two Class I directors to service on the Board of Directors, until the 2019 annual meeting of the stockholders or until their successors are elected and qualified, based on the following votes:

Hon. David C. Gompert:

Votes FOR	Votes WITHHELD	Votes AGAINST
15,037,429	0	194

Vice Admiral (ret.) Robert B. Murrett:

Votes FOR	Votes WITHHELD	Votes AGAINST
15,036,944	0	679

•	STG’s stockholders ratified the selection by our Audit Committee of BDO USA LLP to serve as our independent registered public accounting firm for fiscal year 2016, based on the following votes.

Votes FOR	Votes WITHHELD	Votes AGAINST
15,041,269	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

By:	/s/ Charles L. Cosgrove
Name:	Charles L. Cosgrove
Title:	Chief Financial Officer

Date: June 29, 2016